United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2017
Date of Report (date of earliest event reported)

Fox Factory Holding Corp.
(Exact name of Registrant as Specified in its Charter)

Delaware	001-36040	26-1647258
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification Number)
915 Disc Drive
Scotts Valley, California 95066
(Address of Principal Executive Offices) (Zip Code)
(831) 274-6500
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
 ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On December 18, 2017, Carl Nichols informed Fox Factory Holding Corp. (the “Company”) of his intent to resign from the Board of Directors of the Company (the “Board”), including from his positions as Chairman of the Nominating and Governance Committee of the Board and as a member of the Audit Committee of the Board, effective January 5, 2018. Mr. Nichols’ decision to resign is solely for personal reasons, and did not involve any disagreement between himself and the Company, the Company’s management, or the Board. The Board intends to fill the vacancy created by Mr. Nichols' departure in due course, when it identifies an appropriate candidate. In the interim, the Board intends to make an appointment to its Audit Committee to ensure ongoing compliance with the applicable NASDAQ listing rules.

Item 7.01     Regulation FD Disclosure
On December 21, 2017, the Company issued a press release announcing Mr. Nichols’ intention to resign, which is attached hereto as Exhibit 99.1.
The information contained or incorporated in this Item 7.01 of this Current Report is being furnished, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit Number	Description
99.1	Copy of press release issued by Fox Factory Holding Corp. on December 21, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Fox Factory Holding Corp.
Date:	December 21, 2017	By:	/s/ ZVI GLASMAN

Zvi Glasman
Chief Financial Officer and Treasurer